February 18, 2011

Securities & Exchange Commission
450 Fifth Street, NW
Washington, DC 20549

Attn.: Document Control

RE: American Depositary Shares evidenced by the American Depositary
Receipts each representing one
Common Shares of Corpbanca
 (Form F-6 File No. 333-119251)

Ladies and Gentlemen:

Pursuant to Rule 424(b)(3) under the Securities
Act of 1933, as amended, on behalf of BNY
Mellon, as Depositary for securities against which American Depositary Receipts are to be issued, we attach a copy of the new prospectus
(Prospectus) reflecting the change in ratio for Corpbanca.

As required by Rule 424(e), the upper right hand corner of the Prospectus cover page has a reference to Rule 424(b)(3) and to the file number of the registration statement to which the Prospectus relates.

Pursuant to Section III B of the General
Instructions to the Form F-6 Registration
Statement, the Prospectus consists of the ADR certificate with revised ratio for Corpbanca.

The Prospectus has been revised to reflect the new ratio, and has been overstamped with:

Effective February 23, 2011 the ratio has changed to Each American Depositary Share represents one-thousand five hundred (1,500)
Deposited Shares.

Please contact me with any questions or
comments at 212 815-4831

Perry Palma Gil
BNY Mellon - ADR Division
Encl.
CC: Paul Dudek, Esq. (Office of International
Corporate Finance)








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